Exhibit 99.1

Media contact	Investor contact
Anita Liskey, 312.466.4613	John Peschier, 312.930.8491
Chris Grams, 312.930.3435	CME-G
news@cmegroup.com
www.cmegroup.mediaroom.com

FOR IMMEDIATE RELEASE

CME Group Inc. Reports Fourth-Quarter and Full-Year 2018 Financial Results
CHICAGO, February 14, 2019 - CME Group Inc. (NASDAQ: CME) today reported financial results for the fourth quarter and full year of 2018. Consolidated results include NEX Group plc (NEX) activity for November and December 2018.
The company reported revenue of $1.2 billion and operating income of $650 million for the fourth quarter of 2018. Net income was $385.5 million and diluted earnings per share were $1.09. On an adjusted basis, net income was $625 million and diluted earnings per share were $1.77. Financial results presented on an adjusted basis for the fourth quarters of 2018 and 2017 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1

Total revenue for full-year 2018 was $4.3 billion and operating income was $2.6 billion. Net Income was $2.0 billion and diluted earnings per share were $5.71. On an adjusted basis, net income was $2.3 billion, and diluted earnings per share were $6.82.

“During the fourth quarter, elevated volatility and increased customer demand for our diverse risk management products resulted in strong trading volumes, exceeding 20 million contracts per day,” said CME Group Chairman and Chief Executive Officer Terry Duffy. “We set annual average daily volume records in four of our six asset classes as well as in total options and demonstrated solid expense control during 2018. In November, we completed the NEX acquisition, which positions us to launch innovative new products to an expanding global customer base across futures, options, cash and OTC markets. Looking ahead to 2019, we’re extremely focused on the continued integration of these two great companies, and expect to unlock additional value for our customers and shareholders.”

Fourth-quarter 2018 average daily volume (ADV) was 20.8 million contracts, up 31 percent compared with fourth-quarter 2017, and representing the second-highest quarterly ADV on record. Non-U.S. ADV grew 22 percent to 4.8 million contracts during the quarter, driven by

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to non-GAAP Measures chart at the end of the financial statements and earnings presentation materials.

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strong performance in Equity and Interest Rates products. Clearing and transaction fees revenue for the fourth-quarter 2018 totaled just over $1.0 billion and the total average rate per contract was $0.697, down 7 percent compared with $0.753 in third-quarter 2018. This decline was driven primarily by product mix. Market data revenue totaled $130 million for the fourth-quarter 2018.

As of December 31, 2018, the company had $1.5 billion in cash (including $100 million deposited with Fixed Income Clearing Corporation (FICC) and included in other current assets) and $4.4 billion in debt. The company declared dividends during 2018 of $1.6 billion, including the annual variable dividend for 2018 of $624 million, which was paid in January 2019. The company has returned more than $11.2 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012.

CME Group will hold a Q&A conference call to discuss fourth-quarter 2018 results at 8:30 a.m. Eastern Time today. A live audio Webcast of the Q&A call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

As the world's leading and most diverse derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data - empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, energy, agricultural products and metals.  The company offers futures and options on futures trading through the CME Globex® platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing. With a range of pre- and post-trade products and services underpinning the entire lifecycle of a trade, CME Group also offers optimization and reconciliation services through TriOptima, and trade processing services through Traiana.

CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and, E-mini are trademarks of Chicago Mercantile Exchange Inc.  CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc.  NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc.  COMEX is a trademark of Commodity Exchange, Inc. BrokerTec, EBS, TriOptima, and Traiana are trademarks of BrokerTec Europe LTD, EBS Group LTD, TriOptima AB, and Traiana, Inc., respectively. Dow Jones, Dow Jones Industrial Average, S&P 500 and S&P are service and/or trademarks of Dow Jones Trademark Holdings LLC, Standard & Poor's Financial Services LLC and S&P/Dow Jones Indices LLC, as the case may be, and have been licensed for use by Chicago Mercantile Exchange Inc.  All other trademarks are the property of their respective owners.

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Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services, including our ability to provide effective services to the swaps market; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policy with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing members and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management methods to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, credit spreads, equity indices, fixed income instruments and foreign exchange rates; economic, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; our ability to accommodate increases in contract volume and order transaction traffic and to implement enhancements without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments and alliances, including those associated with the acquisition of NEX;  our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options on futures transactions and/or repeal of the 60/40 tax treatment of such transactions; our ability to maintain our reputation; and the unfavorable resolution of material legal proceedings.  For a detailed discussion of these and other factors that might affect our performance, see our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q.

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CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	December 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$1,374.5	$1,903.6
Marketable securities	72.9	90.1
Accounts receivable, net of allowance	553.3	359.7
Other current assets (includes $1.5 and $0 in restricted cash)	430.5	367.8
Performance bonds and guaranty fund contributions	39,455.5	44,185.3
Total current assets	41,886.7	46,906.5
Property, net of accumulated depreciation and amortization	448.7	399.7
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	5,500.1	2,346.3
Goodwill	10,805.3	7,569.0
Other assets (includes $1.2 and $2.4 in restricted cash)	1,659.6	1,394.4
Total Assets	$77,475.7	$75,791.2
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$116.0	$31.3
Short-term debt	574.2	—
Other current liabilities	1,126.9	1,456.3
Performance bonds and guaranty fund contributions	39,455.5	44,185.3
Total current liabilities	41,272.6	45,672.9
Long-term debt	3,826.8	2,233.1
Deferred income tax liabilities, net	5,665.9	4,857.7
Other liabilities	745.1	615.7
Total Liabilities	51,510.4	53,379.4
CME Group Shareholders’ Equity	25,918.5	22,411.8
Non-controlling interest	46.8	—
Total Equity	25,965.3	22,411.8
Total Liabilities and Equity	$77,475.7	$75,791.2

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues
Clearing and transaction fees	$1,034.8	$758.4	$3,667.0	$3,098.6
Market data and information services	130.2	102.0	449.6	391.8
Other	71.6	39.6	192.8	154.3
Total Revenues	1,236.6	900.0	4,309.4	3,644.7
Expenses
Compensation and benefits	223.8	139.9	672.2	563.9
Technology	41.8	27.0	117.2	101.6
Professional fees and outside services	60.3	34.6	166.1	117.6
Amortization of purchased intangibles	59.0	23.7	130.0	95.5
Depreciation and amortization	32.9	27.9	118.7	113.0
Licensing and other fee agreements	47.8	38.1	170.6	146.3
Other	121.1	71.9	327.0	196.2
Total Expenses	586.7	363.1	1,701.8	1,334.1
Operating Income	649.9	536.9	2,607.6	2,310.6
Non-Operating Income (Expense)
Investment income	185.3	140.5	745.1	531.7
Interest and other borrowing costs	(49.5)	(29.1)	(157.7)	(117.0)
Equity in net earnings (losses) of unconsolidated subsidiaries	39.2	32.7	152.8	129.2
Other non-operating income (expense)	(154.4)	(106.3)	(570.0)	(328.2)
Total Non-Operating Income (Expense)	20.6	37.8	170.2	215.7
Income before Income Taxes	670.5	574.7	2,777.8	2,526.3
Income tax provision (benefit)	283.5	(2,364.5)	814.1	(1,537.1)
Net Income	$387.0	$2,939.2	$1,963.7	$4,063.4
Less: net income (loss) attributable to non-controlling interests	(1.5)	—	(1.5)	—
Net Income Attributable to CME Group	385.5	2,939.2	1,962.2	4,063.4
Earnings per Common Share Attributable to CME Group:
Basic	$1.10	$8.67	$5.73	$12.00
Diluted	1.09	8.63	5.71	11.94
Weighted Average Number of Common Shares:
Basic	350,921	339,153	342,344	338,707
Diluted	352,132	340,490	343,737	340,226

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	4Q 2017	1Q 2018	2Q 2018	3Q 2018	4Q 2018
Trading Days	63	61	64	63	64
Quarterly Average Daily Volume (ADV)
CME Group ADV (in thousands)

Product Line	4Q 2017	1Q 2018	2Q 2018	3Q 2018	4Q 2018
Interest rates	7,970	11,948	9,200	7,798	10,919
Equity indexes	2,632	4,096	3,086	2,671	4,510
Foreign exchange	941	1,100	1,035	944	942
Energy	2,489	2,754	2,630	2,199	2,665
Agricultural commodities	1,278	1,593	1,734	1,348	1,248
Metals	616	713	674	623	547
Total	15,925	22,204	18,359	15,584	20,831
Venue
CME Globex	14,265	19,796	16,644	14,082	19,024
Open outcry	1,066	1,556	1,066	938	1,128
Privately negotiated	594	851	649	564	680
Total	15,925	22,204	18,359	15,584	20,831
Average Rate Per Contract (RPC)
CME Group RPC

Product Line	4Q 2017	1Q 2018	2Q 2018	3Q 2018	4Q 2018
Interest rates	$0.467	$0.464	$0.491	$0.493	$0.475
Equity indexes	0.768	0.781	0.797	0.761	0.715
Foreign exchange	0.785	0.762	0.741	0.743	0.720
Energy	1.133	1.140	1.142	1.187	1.150
Agricultural commodities	1.251	1.246	1.274	1.258	1.261
Metals	1.315	1.367	1.403	1.379	1.428
Average RPC	$0.736	$0.706	$0.757	$0.753	$0.697

CME Group Inc. and Subsidiaries
Reconciliation of GAAP to non-GAAP Measures
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net Income Attributable to CME Group	$385.5	$2,939.2	$1,962.2	$4,063.4

Restructuring and severance	2.5	2.9	4.4	6.8

Amortization of purchased intangibles	59.0	23.7	130.0	95.5

Litigation matters	—	—	10.3	—

Acquisition-related costs(1)	88.7	—	109.7	—

Foreign exchange transaction (gains) losses(2)	9.1	0.6	73.6	(9.4)

Acceleration of contractual commitments	(2.3)	8.3	(1.6)	8.3

Unrealized and realized (gains) losses on CME Ventures investments	(11.6)	0.5	(97.5)	0.5

Gains on sale of BM&FBOVESPA & Bolsa Mexicana shares	—	(0.3)	—	(88.8)

Intangible and fixed asset impairments	3.9	—	13.4	—

(Gain) loss on disposal of assets	(0.4)	—	1.1	0.6

Loss on derivatives	10.9	—	62.3	—

Debt costs related to acquisition	5.1	—	21.9	—

Income tax effect related to above	(26.2)	(17.7)	(58.8)	(43.1)

Other income tax items(3)	100.3	(2,574.2)	113.4	(2,410.2)

Adjusted Net Income Attributable to CME Group	$624.5	$383.0	$2,344.4	$1,623.6

GAAP Earnings per Common Share Attributable to CME Group:
Basic	$1.10	$8.67	$5.73	$12.00
Diluted	1.09	8.63	5.71	11.94

Adjusted Earnings per Common Share Attributable to CME Group:
Basic	$1.78	$1.13	$6.85	$4.79
Diluted	1.77	1.12	6.82	4.77

Weighted Average Number of Common Shares:
Basic	350,921	339,153	342,344	338,707
Diluted	352,132	340,490	343,737	340,226

1. Acquisition-related costs include professional fees, acceleration of stock-based compensation and transfer taxes related to the acquisition of NEX.

2. Results include foreign exchange transaction net gains and losses principally related to cash held in British pounds within entities whose functional currency is the U.S. dollar.
3. Other income tax items is primarily driven by the revaluation of our deferred tax liability related to the acquisition of NEX.